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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                      Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 1, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING LETTER WAS SENT TO ALL CA EMPLOYEES BY ELECTRONIC MAIL ON AUGUST 1, 2001:

Dear CA Employees:

This memo is a follow-up to our earlier memo regarding the proxy vote.

Those of you who are shareholders of Computer Associates will soon be receiving proxy materials from Sam Wyly and his group Ranger Governance. These Ranger Governance materials will include a GREEN proxy card. WE URGE YOU TO IGNORE THIS GREEN PROXY CARD AND THROW IT AWAY.

Here's why: If you sign and send the GREEN card -- even to vote AGAINST the Wyly nominees - - you will cancel out any WHITE card you may have signed to vote in support of CA's current management and board. Submitting a "Withhold" vote on Wyly's GREEN card is not the same as voting for CA's board on the WHITE card. ACCORDINGLY, WE STRONGLY URGE YOU NOT TO SIGN ANY GREEN CARDS AND TO DESTROY ALL GREEN CARDS YOU MAY RECEIVE.

THE ONLY WAY TO REGISTER YOUR VOTE IN SUPPORT OF CA'S MANAGEMENT AND BOARD IS TO CHECK THE "FOR" BOX ON THE WHITE PROXY CARD, SIGN IT AND THEN MAIL IT. If you have already signed and returned the WHITE card for each account that you hold, you can ignore all future mailings. If not, WE URGE YOU TO SIGN AND MAIL THE WHITE CARDS FOR EACH ACCOUNT THAT YOU HOLD AS SOON AS POSSIBLE SO THAT YOU CAN BE SURE YOUR VOTE IS COUNTED.

The last dated card that is received by the August 29 annual meeting will be the vote that is counted. It will replace any previous cards you may have signed. If you mistakenly sign and mail a GREEN card, you can cancel that vote by signing and mailing the WHITE card subsequently.

You should also note that you can no longer vote electronically (via the Internet) or by telephone. Because Wyly has begun mailing his proxy materials, these options are no longer available and all shareholders must now vote by mail.

If you have any questions, please call our proxy solicitors -- MacKenzie Partners (1-800-322-2885, or collect at 1-212-929-5500 for international callers) or D.F. King & Co., Inc. (1-800-431-9642, or collect at 1-212-269-5550 for international callers). You can also go to the investor relations section of our website at www.ca.com/invest/proxy.
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We are firmly committed to defeating Sam Wyly. We take no one's support for granted and we hope that you will vote with us in this important matter. We appreciate your strong support over the past few weeks, and we will continue to keep you informed of any significant developments. We also urge you to vote, no matter how many shares you hold, since every vote counts. Thank you.

Very truly yours,





Charles B. Wang                             Sanjay Kumar

Chairman                                    President & Chief Executive Officer